                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY












                                3,750,000 Shares

                          NEUROCRINE BIOSCIENCES, INC.

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE




                             UNDERWRITING AGREEMENT












September 11, 2003
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                                                              September 11, 2003




Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Deutsche Bank Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Banc of America Securities LLC
Credit Suisse First Boston LLC
   As Representatives of the
   several Underwriters listed
   on Schedule I hereto

c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

   Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
   North Tower
   World Financial Trade Center
   New York, NY 10281-1209

Dear Sirs and Mesdames:

      Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (the "Underwriters") listed on Schedule I hereto, for whom you are acting as the representatives (the "Representatives"), 3,750,000 shares of its common stock, par value $0.001 per share (the "Firm Shares"). The Company also proposes to issue and sell to the Representatives not more than an additional 562,500 shares of its common stock, par value $0.001 per share (the "Additional Shares", and, together with the Firm Shares, the "Shares"), if and to the extent that the Representatives shall have determined to exercise the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Shares will have attached thereto rights (the "Rights") to purchase Series A Participating Preferred Stock ("Series A Preferred Stock"). The Rights have been and will be issued pursuant to an Amended and Restated Preferred Shares Rights Agreement (the "Rights Agreement") dated as of January 11, 2002 between the Company and American Stock Transfer & Trust Company. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
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      1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Representatives that:

            (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") a registration statement on Form S-3 (File No. 333-105917), including a prospectus, relating to the Shares, the Rights and certain other securities (the "Base Prospectus"). Such registration statement, as amended, including exhibits and schedules thereto, in the form in which they were declared effective by the Commission under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement". The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission, a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Securities Act. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Shares, together with the Base Prospectus. As used herein, the terms "Base Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, or


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      any amendments or supplements to any of the foregoing, as the case may be.
      All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, of the foregoing, as the case may be. Each Preliminary Prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical in all material respects to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.

            (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of Neurocrine International LLC and Science Park Center LLC (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The outstanding membership interests of each of the Subsidiaries have been duly authorized and validly issued. All of the membership interests of Neurocrine International LLC and 51% of the membership interests of Science Park Center LLC are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, other than such liens as are not, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole; and no options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary.



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            (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and reserved for issuance and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights or any similar rights to subscribe for securities of the Company exist with respect to any of the Shares or the issue and sale thereof. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability; and the Rights attached to the outstanding Common Stock have been, and when issued upon issuance of the Shares to be sold by the Company hereunder, the Rights attached to the Shares will have been, duly authorized by the Company, and the Series A Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights in accordance with the terms of the Rights Agreement, and upon such issuance will be validly issued, fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company. Except as set forth in the Registration Statement, and except for options that have been granted to employees or directors of the Company since June 30, 2003, no securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and no options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of, or ownership interests in the Company are authorized or outstanding.

            (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

            (e) The Registration Statement has become effective; no stop order issued by the Commission suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or any Preliminary Prospectus relating to the proposed offering



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      of the Shares is in effect, and, to the Company's knowledge, no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement when it became effective did not contain, and the Prospectus, any Preliminary Prospectus and any amendments or supplements thereto will contain, as of the date of such Prospectus, Preliminary Prospectus or any amendment or supplement, all statements which are required to be stated therein by, and will conform, in all material respects, to the requirements of the Securities Act. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform in all respects to the requirements of the Exchange Act, or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement when it became effective did not contain, and as amended will not contain as of the date of such amendment, any untrue statement of a material fact, and does not omit and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any Preliminary Prospectus do not contain, and any amendments and supplements thereto will not contain, any untrue statement of material fact and do not omit and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representatives, specifically for use therein. There is no contract or other document of a character required to be described in the Registration Statement, or to be filed as an exhibit thereto, which is not described or filed as required.

            (f) The consolidated financial statements of the Company and the Subsidiaries, together with the related notes and schedules, as set forth or incorporated by reference in the Registration Statement, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with



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      the financial statements and the related notes and schedules presented therein and the books and records of the Company.

            (g) Ernst & Young LLP, who have certified certain of the financial statements, the related notes and schedules, filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Securities Act.

            (h) Except as described in the Prospectus, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

            (i) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements, the related notes and schedules, hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases (with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property), and such leases conform in all material respects to the description thereof set forth in the Registration Statement.

            (j) The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them and any other assessment, fine or penalty levied against them or any of them to the extent that any of the foregoing have become due, except for such tax returns or tax payments which, if not filed or made, as the case may be, would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole. All material tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.



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            (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements, or the related notes or schedules, which are included or incorporated in the Registration Statement. Except as described in the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (l) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its certificate of incorporation or by-laws, (ii) except as described in the Prospectus, any agreement, mortgage, deed of trust, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction and, solely with respect to clauses (ii) and
      (iii), which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (X) any agreement, mortgage, deed of trust, lease, contract, indenture or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (Y) the certificate of incorporation or by-laws of the Company, or (Z) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, and solely with respect to clauses (X) and (Z), which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights,



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      operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole.

            (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

            (n) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

            (o) Except as disclosed in the Prospectus, (i) the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; (ii) the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (the "Intellectual Property") necessary to carry on their business as described in the Prospectus; and (iii) neither the Company nor any of the Subsidiaries has infringed, and none of the Company nor the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. Each of the Company and the Subsidiaries has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be described in the Prospectus and are not described in all material respects. Neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To the Company's knowledge, none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company, any Subsidiary or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. Neither




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      the Company nor any Subsidiary has received any written communication alleging that the Company or any Subsidiary has violated, infringed or conflicted with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary.

            (p) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

            (q) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus Supplement, will be required to register as an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

            (r) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements, and the related notes and schedules, in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (s) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate in the Company's reasonable judgment for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any




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      insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, except as described in the Registration Statement.

            (t) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (u) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company's or the Subsidiaries' principal suppliers, contractors or customers that could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole.

            (v) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

            (w) Except as set forth in the Registration Statement, the Company
      (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to



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      use any proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any Underwriters or any affiliate thereof.

            (x) There are no transfer taxes or other similar fees or charges under Federal, state, local or foreign law required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

            (y) Except as set forth in the Registration Statement, neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

      2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $50.085 a share (the "Purchase Price").

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 562,500 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an



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"Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      The Company hereby agrees that, without the prior written consent of each of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) the grant of options to purchase Common Stock under the Company's stock option plans, (D) the issuance by the Company of shares of Common Stock under the Company's employee stock purchase plan, or (E) the issuance by the Company of shares of Common Stock under the Rights Agreement in accordance with its terms.

3. Terms of Public Offering. The Company is advised by you that the Underwriters proposes to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $53.00 per share (the "Public Offering Price") and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $1.89 per share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriters at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, California at 10:00 a.m., New York City time, on September 17, 2003 or at such other time on the same or such other date, not later than September 24, 2003 as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the "Closing Date."

      Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than October 24, 2003, as shall be designated in writing by you.

      Certificates for the Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Underwriters on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

      5. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares on the Closing Date, or an Option Closing Date, as the case may be, are subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated the Closing Date or applicable Option Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or applicable

      Option Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or applicable Option Closing Date.

      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and a negative assurances letter of Latham & Watkins llp, outside counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in the form set forth as Exhibit A-1 and Exhibit A-2, respectively.

            (d) The Representatives shall have received on the Closing Date or Option Closing Date, as the case may be, the opinion of the general counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in the form set forth as Exhibit A-3:

            (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Seed Intellectual Property Law Group pllc, patent counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in the form set forth as Exhibit A-4.

            (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering such matters as are customarily covered in transactions of this type.

            The opinions described in Section 5(c), (d), and (e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (g) The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated the date hereof or the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young llp, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof, and the letter delivered on any Option Closing Date shall use a "cut-off date" not earlier than three business days prior to the Option Closing Date.

            (h) The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

      6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, 9 signed copies of the Registration Statement (including exhibits thereto) and for delivery to the Underwriters a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriters or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending September 30, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (not to exceed $5,000 not including applicable filing fees), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market,
      (vi) the cost of printing certificates
      representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other reasonable, out-of-pocket costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

      7. Indemnity and Contribution.

      (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished to the Company in writing by the Underwriters expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

      (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person controlling the Underwriters or any affiliate of the Underwriters or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

      9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                               [Signatures Follow]

                                              Very truly yours,

                                              NEUROCRINE BIOSCIENCES, INC.
                                              By:

                                              /s/ MARGARET VALEUR-JENSEN
                                              ----------------------------------
                                              Name:  Margaret Valeur-Jensen
                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Secretary

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEUTSCHE BANK SECURITIES INC.
UBS SECURITIES LLC
BEAR, STEARNS & CO. INC.
CIBC WORLD MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:  /s/ CHARLES NEWTON
     ----------------------------------------------------------------------
     Name:  Charles Newton
     Title: Vice President


By:  Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:  /s/ MARK ROBINSON
     ----------------------------------------------------------------------
     Name:  Mark Robinson
     Title: Managing Director

                                                                      SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                                              Number of Firm Shares
                                                                                to be Purchased

Morgan Stanley & Co. Incorporated......................................              1,022,625
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................                852,375
Deutsche Bank Securities Inc...........................................                426,000
UBS Securities LLC.....................................................                426,000
Bear Stearns & Co. Inc.................................................                340,875
CIBC World Markets Corp................................................                340,875
Banc of America Securities LLC.........................................                170,625
Credit Suisse First Boston LLC.........................................                170,625
                                                                                     ---------
         Total.........................................................              3,750,000
                                                                                     =========

                                                                     EXHIBIT A-1

                     [FORM OF LATHAM & WATKINS LLP OPINION]


September   , 2003


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
               Incorporate
Deutsche Bank Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Banc of America Securities LLC
Credit Suisse First Boston LLC

c/o Morgan Stanley & Co. Incorporate
    1585 Broadway
    New York, New York 10036

    Merrill Lynch, Pierce, Fenner & Smith Incorporate
    North Tower
    World Financial Trade Center
    New York, NY 10281-1209


                    Re:       Neurocrine Biosciences, Inc.

Ladies and Gentlemen:

          We have acted as special counsel to Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), in connection with the sale to you (the "Underwriters") on the date hereof by the Company of 3,750,000 shares (the "Share") of common stock of the Company, par value $0.001 per share (the "Common Stock"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on June 6, 2003 (File No. 333-105917), as amended to date, but excluding the Incorporated Documents (as defined below) (the "Base Registration Statement."), a registration statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act, filed with the Commission on September 11, 2003 (File No. 333-108726) (together with the Base Registration Statement, the "Registration Statement"), a Prospectus dated June 12, 2003, as supplemented by a Prospectus Supplement.

September ___, 2003



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Deutsche Bank Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Banc of America Securities LLC
Credit Suisse First Boston LLC

c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     North Tower
     World Financial Trade Center
     New York, NY  10281-1209


                  Re:      Neurocrine Biosciences, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), in connection with the sale to you (the "Underwriters") on the date hereof by the Company of 3,750,000 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on June 6, 2003 (File No. 333-105917), as amended to date, but excluding the Incorporated Documents (as defined below) (the "Base Registration Statement"), a registration statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act, filed with the Commission on September 11, 2003 (File No. 333-108726) (together with the Base Registration Statement, the "Registration Statement"), a Prospectus dated June 12, 2003, as supplemented by a Prospectus Supplement dated September 11, 2003 filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the Incorporated Documents (collectively, the "Prospectus"), and an underwriting agreement dated September 11, 2003 between you and the Company (the "Underwriting Agreement"). This letter is being furnished to you pursuant to Section 5(c) of the Underwriting Agreement.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have examined, among other things, the following:

                  (a) The Underwriting Agreement, the Registration Statement, the Prospectus and the reports filed by the Company with the Commission and incorporated in the Prospectus by reference (the "Incorporated Documents");

                  (b) the agreements identified to us by an officer of the Company as material to the Company or its Subsidiaries, taken as a whole, and listed on Exhibit A attached hereto (the "Material Agreements"); and

                  (c) the Certificate of Incorporation and Bylaws, as amended, of the Company (the "Governing Documents").

         As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         Whenever a statement herein is qualified as to knowledge, awareness or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transaction referenced above do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and, in numbered paragraphs 1, 2, 3 and 4 of this letter, the Delaware General Corporation Law (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. We have informed you that we have not been retained by the Company to represent the Company in connection with, and we are not experts regarding, matters arising under the Hatch/Waxman Patent Term Extension Act and the other patent laws of the United States or the rules and regulations of the U.S. Patent and Trademark Office, the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, the Food and Drug Administration Modernization Act, the Orphan Drug Act or the rules and regulations of the Federal Food and Drug Administration, or any other federal or California laws pertaining to the regulation of the development, testing, manufacture or sale of drugs. Various issues concerning the Company are addressed in the opinion of Margaret E. Valeur-Jensen, J.D., Ph.D., General Counsel of the Company, which has been separately provided to you, and we express no opinion with respect to those matters. Various issues concerning the Company's intellectual property are addressed in the opinion of SEED Intellectual Property Law Group pllc, which has been separately provided to you, and we express no opinion with respect to those matters.

         Our opinions set forth in paragraph 4 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to underwritten public offerings of common equity securities. We express no opinion in paragraph 4 as to the application of laws that by custom are understood to be excluded from such opinions, including
Section 548 of the federal Bankruptcy Code and comparable provisions of state law, federal securities laws (certain aspects of which are addressed elsewhere herein), state securities laws, antifraud laws, antitrust or trade regulation laws, the Hatch/Waxman Patent Term Extension Act and the other patent laws of the United States or the rules and regulations of the U.S. Patent and Trademark Office, the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, the Food and Drug Administration Modernization Act, the Orphan Drug Act or the rules and regulations of the Federal Food and Drug Administration, or any other federal or California laws pertaining to the regulation of the development, testing, manufacture or sale of drugs. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of the business of any parties to the Underwriting Agreement.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1.The Company is a corporation under the General Corporation Law of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, we confirm that the

Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

         2. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents or, with your consent based solely on a review of the Material Agreements and a certificate from an officer of the Company, similar contractual obligations of the Company.

         3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

         4. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you pursuant to the Underwriting Agreement on the date hereof do not:

                  (a)      violate the Company's Governing Documents;

                  (b) result in the breach of or a default under any of the Material Agreements;

                  (c) violate any federal or California statute, rule or regulation applicable to the Company; or

                  (d) require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal or California statute, rule or regulation applicable to the Company, except such that have been obtained under the Securities Act and such that may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters.

         5. The Registration Statement has become effective under the Securities Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on September ___, 2003, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rules 424(b) and 430A under the Securities Act.

         6. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

         7. Each of the Incorporated Documents, as of its respective filing date, complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, such reports. In passing upon the compliance as to form of the Incorporated Documents, we have assumed that the statements made therein are correct and complete.

         8. The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Company's capital stock and stockholder rights plan, are accurate descriptions or summaries in all material respects.

         9. With your consent, based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In rendering the opinions set forth in clause (b) of paragraph 4 above insofar as they require interpretation of the Material Agreements, with your consent, (a) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (b) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, (c) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreement, and (d) we express no opinion with respect to any matters that would require us to perform a mathematical calculation or make a financial or accounting determination. Because certain of the Material Agreements may be governed by laws other than the laws of the

State of California, this opinion may not be relied upon as to whether a breach or default would occur under the law actually governing such Material Agreements.

         This letter is furnished only to you in your capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from you), without our prior written consent, which may be granted or withheld in our sole discretion.

                                      Very truly yours,

                                      DRAFT

                                                                     EXHIBIT A-2

                          [FORM OF LATHAM & WATKINS LLP
                           NEGATIVE ASSURANCES LETTER]


September ___, 2003



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Deutsche Bank Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Banc of America Securities LLC
Credit Suisse First Boston LLC

c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     North Tower
     World Financial Trade Center
     New York, NY  10281-1209

                  Re:   Neurocrine Biosciences, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), in connection with the sale to you (the "Underwriters") on the date hereof by the Company of 3,750,000 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on June 6, 2003 (File No. 333-105917), as amended to date, but excluding the Incorporated Documents (as defined below) (the "Base Registration Statement"), a registration statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act, filed with the Commission on September 11, 2003 (File No. 333-108726) (together with the Base Registration Statement, the "Registration Statement"), a Prospectus dated June 12, 2003, as supplemented by a Prospectus Supplement dated September 11, 2003 filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the Incorporated Documents (collectively, the "Prospectus"), and an underwriting agreement dated September 11, 2003 between you and the Company (the "Underwriting Agreement"). The reports filed by the Company with the Commission and incorporated by reference in the Prospectus by reference are herein called the "Incorporated Documents." This letter is being furnished to you pursuant to Section 5(c) of the Underwriting Agreement.

         The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement or the Prospectus (or the Incorporated Documents) (except to the extent expressly set forth in the numbered paragraph 8 of our opinion letter to you of even date herewith), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, we reviewed the Registration Statement, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

         Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, together with the Incorporated Documents at that date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof (together with the Incorporated Documents of that date), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Incorporated Documents.

         This letter is delivered only to you in your capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from you) without our prior written consent, which may be granted or withheld in our sole discretion.

                                      Very truly yours,

                                      DRAFT

                                                                     EXHIBIT A-3

                         [FORM OF VALEUR-JENSEN OPINION]


September __, 2003



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Deutsche Bank Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Banc of America Securities LLC
Credit Suisse First Boston LLC

c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    North Tower
    World Financial Trade Center
    New York, NY  10281-1209

            Re:   Neurocrine Biosciences, Inc.

Ladies and Gentlemen:

      I am General Counsel to Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), and render this opinion in connection with the sale to you (the "Underwriters") on the date hereof by the Company of 3,750,000 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on June 6, 2003 (File No. 333-105917), as amended to date, but excluding the Incorporated Documents (as defined below) (the "Base Registration Statement"), a registration statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act, filed with the Commission on September 11, 2003 (File No. 333-108726) (together with the Base Registration Statement, the "Registration Statement"), a Prospectus dated June 12, 2003, as supplemented by a Prospectus Supplement dated September 11, 2003 filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the Incorporated Documents (collectively, the "Prospectus"), and an underwriting agreement dated September 11, 2003 between you and the Company (the "Underwriting Agreement"). The reports filed by the Company with the Commission and incorporated by reference in the Prospectus are herein called the "Incorporated Documents." This letter is being furnished to you pursuant to Section 5(d) of the Underwriting Agreement.

      I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness (in which case with your consent I made no or limited inquiry as specified below). In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

      As to facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. I have not independently verified such factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

      Whenever a statement herein is qualified as to knowledge, awareness or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement.

      I am licensed to practice law in the State of New York and am generally familiar with the General Corporation Law of the State of Delaware (the "DGCL"). I am opining herein as to the effect on the subject transaction only of the federal laws of the United States and, in numbered paragraph 8 of this opinion, the DGCL, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Company's intellectual property are addressed in the opinion of SEED Intellectual Property Law Group pllc, which has been separately provided to you, and I express no opinion with respect to those matters. Various issues concerning the Company are addressed in the opinion of Latham & Watkins LLP, which has been separately provided to you, and I express no opinion with respect to those matters.

      Capitalized terms used herein without definition have the meanings assigned to them in the Underwriting Agreement.

      Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

      1. To my knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity, other than Neurocrine International LLC and Science Park International LLC.

      2. To my knowledge, the Shares to be issued by the Company on the Closing Date or the Option Closing Date, as the case may be, pursuant to the terms of the Underwriting Agreement, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will not have been issued in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right.

      3. The statements set forth in the Prospectus under the headings "Business -- Government Regulation" and "Business -- Legal Proceedings," insofar as such statements constitute a summary of legal matters, and the application of those legal matters to the Company and the Subsidiaries, are accurate summaries in all material respects.

      4. To my knowledge, there are no contracts or documents of a character required to be described in the Registration Statement, the Prospectus or the Incorporated Documents or to be filed as exhibits to the Incorporated Documents or Registration Statement that are not described and filed as required, and such contracts and documents that are summarized in the Registration Statement, Prospectus and Incorporated Documents are fairly summarized in all material respects.

      5. The issuance and sale of the Shares by the Company pursuant to the Underwriting Agreement will not result in (a) the violation by the Company of the Federal Food, Drug and Cosmetic Act, the rules and regulations of the Federal Food and Drug Administration, or any other federal laws known to me pertaining to the regulation of the development, testing, manufacture or sale of drugs, or (b) to my knowledge, the breach of or a default under any order, writ or decree of any court or governmental agency having jurisdiction over the Company or the Subsidiaries or over any of their respective properties or operations.

      6. To my knowledge, no consent, approval, authorization or order of, or filing with, any federal court or governmental agency or body is required under the patent laws of the United States or the rules and regulations of the Federal Food, Drug and Cosmetic Act, the rules and regulations of the Federal Food and Drug Administration, or any other federal laws pertaining to the regulation of the development, testing, manufacture or sale of drugs, in connection with the purchase and distribution of the Shares by the Underwriters.

      7. To my knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement, the Prospectus or the Incorporated Documents by the Securities Act or the Securities Exchange Act of 1934, as amended, other than those described therein, except for such proceedings as, if the subject of an unfavorable decision, would not individually or in the aggregate result in a material adverse change in the earnings, business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby.

      8. To my knowledge, except as disclosed in the Prospectus, the Company and each Subsidiary is not presently (a) in material violation of its certificate of incorporation, bylaws or operating agreement, as applicable, or
(b) in material breach of any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary.

      9. To my knowledge and assuming the accuracy of the information set forth in a certificate delivered by Paul W. Hawran, Executive Vice President and Chief Financial Officer of the Company, except as described in the Registration Statement, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

      In addition, I have participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus (and portions of the Incorporated Documents) and related matters were discussed. Based in my participation, I advise you that no facts came to my attention that caused me to believe that the Registration Statement, at the time it became effective, together with the Incorporated Documents at that date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof (together with the Incorporated Documents), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that I express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Incorporated Documents.

      This letter is furnished only to you in your capacity as underwriters under the Underwriting Agreement and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or entity for any purpose (including any person, firm or other entity that acquires Shares from you), without my prior written consent, which may be granted or withheld in my sole discretion.

                                       Very truly yours,

                                       DRAFT

                                       Margaret E. Valeur-Jensen,
                                       Ph.D., J.D.
                                       Senior Vice President, General
                                       Counsel and Secretary

                                                                     EXHIBIT A-4

                    [FORM OF SEED IP LAW GROUP PLLC OPINION]


September __, 2003



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Deutsche Bank Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Banc of America Securities LLC
Credit Suisse First Boston LLC

c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    North Tower
    World Financial Trade Center
    New York, NY  10281-1209

Re:   Opinion of Patent Counsel
      Neurocrine Biosciences, Inc.
      Registration Statement on Form S-3
      Our File No. 690068.001


Ladies and Gentlemen:

We have been engaged as intellectual property counsel to Neurocrine Biosciences, Inc. (the "Company") since 1994 with respect to certain patent matters referred to us by the Company (see attached Exhibits 1 and 2). Such representation has included the preparation of selected United States patent applications, and the filing of selected international patent applications corresponding to certain of these United States applications, as well as the prosecution of such applications before the United States Patent and Trademark Office and corresponding foreign governmental patent offices (the "Representation").

Our Representation involves only those matters for which we have been engaged to give substantive attention on behalf of the Company in the form of legal representation or consultation. We have not been authorized to investigate, nor have we investigated, all legal matters and, therefore, we express no opinion on the matters to which we have not devoted substantive attention. The Company has previously retained other counsel on intellectual property matters, including through the in-licensing of certain technology, and will periodically retain other counsel on such matters. It should also be recognized that opinions of patent counsel rely on certain determinations of factual issues and determinations of complex issues of law and technology in an area where many issues have yet to be resolved. Even though patent counsel renders such opinions, the forums in which such issues may be raised are not bound by such opinions.

We understand that the Company will be offering the Company's common stock pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 6, 2003 (File No. 333-105917) (the "Base Registration Statement") and a registration statement on Form S-3 filed pursuant to Rule 462(b) promulgated under the Securities Act, filed with the Commission on September 11, 2003 (File No. 333-108726) (together with the Base Registration Statement, the "Registration Statement"), pursuant to which the Company will issue and sell shares of common stock in accordance with the terms and conditions described in the Registration Statement and the prospectus supplement and the accompanying prospectus (together, the "Prospectus"). This opinion letter is given to you pursuant to Section 5(e) of the Underwriting Agreement dated September 11, 2003 (the "Underwriting Agreement"), between the Company and the Underwriters.

In connection with this opinion letter, we have reviewed the following portions of the Prospectus entitled:

      (i) "Risk Factors - Risks Related to Our Business - We may be subject to claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers";

      (ii) "Risk Factors - Risks Related to Our Industry - If we are unable to protect our intellectual property, our competitors could develop and market products based on our discoveries, which may reduce demand for our products";

      (iii) "Risk Factors - Risks Related to Our Industry - The technologies we use in our research as well as the drug targets we select may unintentionally infringe the patents or violate the proprietary rights of third parties";

      (iv) "Business - Products under Clinical Development - Corticotropin-Releasing Factor", final sentence of fourth paragraph;

      (v)         "Business - Intellectual Property"; and

      (vi)        "Business - Legal Proceedings", second paragraph.


The above-identified portions of the Prospectus are herein collectively referred to as the "Intellectual Property Portion." Based on our review, and to the extent it relates to our Representation, the Intellectual Property Portion does not contain any untrue statement of a material fact or fail to state a material fact which is necessary to make the statement provided therein not misleading. In this regard, we do not consider the phrase "legal proceedings", as used in the section entitled "Business - Legal Proceedings", to encompass patent matters pending before the U.S. Patent Office or any foreign patent offices, including but not limited to pending oppositions before the European Patent Office

In the course of our Representation and without any special inquiry, we provide the following opinions.

      1.    We are not aware of any:

            (i) pending or threatened actions, suits, proceedings, claims or other legal actions or governmental proceedings of which the Company is aware or has received notice, relating to (a) any Intellectual Property Rights owned or licensed to the Company or any licensee of the Company, or (b) any third party Intellectual Property Rights; or

            (ii) claims asserted in writing, or to our knowledge orally, against the Company that the Company infringes or otherwise may employ the Intellectual Property Rights of a third party or that a third party has a right to use Intellectual Property Rights claimed by the Company.

      2. We believe the Company is the assignee of record and the sole owner of all of the patents and patent applications listed in Exhibit 1 to this opinion letter, with the exception of the pending U.S. application entitled "Method for Treating of Multiple Sclerosis Using Peptide Analogues at Position 91 of Human Myelin Basic Protein" (docket no. 690068-412C1), and corresponding pending foreign applications, which are co-assigned to Stanford University.

      3. We are not aware of any material defects in the preparation, filing and/or prosecution of any of the patents and patent applications listed in Exhibits 1 and 2 that would render them invalid or unenforceable.

      4. We are not aware of any errors or disputes with regard to the inventorship of any of the patents and patent applications listed in Exhibits 1 and 2.

      5. The Company has instructed us to actively prosecute the patent applications listed in Exhibits 1 and 2, and we are acting in accordance with the Company's instructions.

      6. Based solely upon a review of matters which we have been engaged to provide direct substantive attention and without independent investigation of third party patent rights except where we have been specifically engaged to do so, we do not have actual current knowledge of any valid and enforceable United States or foreign patent that we believe is or would be infringed by any of the current or, to the extent and within the scope such activities have been described in the Prospectus, proposed activities or products of the Company.

This opinion letter is furnished to the several Underwriters, and is solely for their benefit in connection with the offering of Common Stock of the Company. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor may it be used or relied upon by anyone other than to whom this opinion letter is furnished.

Very truly yours,


Seed Intellectual Property Law Group PLLC

DRAFT

Karl R. Hermanns

                                                                       EXHIBIT B

                             FORM OF LOCK-UP LETTER

                                                     [-], 2003

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     North Tower
     World Financial Trade Center
     New York, NY  10281-1209

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and Merrill Lynch (the "Underwriters"), of shares (the "Shares") of the Common Stock, par value $0.001, of the Company (the "Common Stock").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of Morgan Stanley and Merrill Lynch, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of each of Morgan Stanley and Merrill Lynch, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

      Notwithstanding the foregoing, the undersigned may transfer the undersigned's shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that (A) no such transfer may be made that would require any filing with the Securities and Exchange Commission be made until after expiration of the term hereof, (B) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement, and (C) no such transfer may include a disposition for value.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      It is understood that if the Public Offering does not occur prior to December 31, 2003, the undersigned will be automatically released from the obligations and restrictions contained in this Lock-Up Agreement.

                                                     Very truly yours,

                                                     ---------------------------
                                                     (Name)

                                                     ---------------------------
                                                     (Address)



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